Exhibit 99.1

August 23, 2007

Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Corporate Public Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.com	(814) 231-4438, email: jlehtihet@c-cor.com

C-COR REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER

AND FISCAL YEAR 2007

State College, PA (August 23, 2007)—C-COR Incorporated (NASDAQ: CCBL) today reported its financial results for the fourth quarter and fiscal year 2007, ended June 29, 2007.

As previously reported, C-COR completed the sale of its Outside Plant and Installation Services business during the fourth quarter of fiscal year 2007, and will begin reporting the results of operations and the sale of this business as a discontinued operation. This change affects C-COR’s previously reported financial results as well as the current quarter results, all of which will now be reported in two components, continuing operations and discontinued operations. C-COR is providing an unaudited breakout of its fiscal year 2006 and 2007 quarterly results from continuing operations on its website for analysis purposes:

(http://www.c-cor.com/about/ir/financial/reclassified_financial_data/)

Please note that not all of the analysts’ reports comprising the First Call historical results for fiscal years 2006 and 2007 have been updated to reflect results from continuing operations. As a result, C-COR’s reported financial results – particularly with respect to net sales – are not comparable to the First Call consensus numbers for the full fiscal year 2007.

Net sales from continuing operations for the fourth quarter were $74.4 million compared to $59.6 million in the same period last year and $73 million last quarter. Bookings in the fourth quarter of fiscal year 2007 were $68.6 million for a book-to-bill ratio of ..92. Net sales from continuing operations for the entire fiscal year 2007 were $277.3 million compared to $213.9

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C-COR REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER

AND FISCAL YEAR 2007 - ADD 1

million in fiscal year 2006. Bookings for the entire fiscal year 2007 were $292.2 million for a book-to-bill ratio of 1.05. The financial results for the fourth quarter and fiscal year 2006 included one additional week of operations compared to the fiscal year 2007 periods.

Income from continuing operations for the fourth quarter of fiscal year 2007 was $8.2 million, compared to $9.9 million for the same period last year. Included in income from continuing operations for the fourth quarter of fiscal year 2006 were a $9.7 million gain on the sale of trade claims in the bankruptcy cases of Adelphia and its affiliates and a $1.2 million gain on a litigation judgment. Income per share from continuing operations on a diluted basis for the fourth quarter of fiscal year 2007 was $.16 compared to $.20 for the same period last year. C-COR’s results from continuing operations for the fourth quarter of fiscal year 2007 included $1.4 million of stock compensation expense, $799,000 of amortization related to intangible assets, and $180,000 of restructuring charges. These items, which equate to $.04 on a diluted per share basis, are included in results reported under generally accepted accounting principles (GAAP), but are typically excluded from the analysts’ estimates comprising the First Call consensus number. C-COR is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number.

C-COR anticipates that net sales from continuing operations for the first quarter of fiscal year 2008, ending September 28, 2007, will be between $70.0 and $74.0 million with earnings per share from continuing operations of between $.08 and $.12. These forecasts include approximately $650,000 of amortization related to intangible assets, $2.7 million of stock compensation expense, and $200,000 of restructuring charges. These items, which are projected to equate to $.07 per diluted share, are typically excluded from the First Call analysts’

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C-COR REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER

AND FISCAL YEAR 2007 - ADD 2

projections. C-COR is breaking out these numbers to improve comparability of the projected GAAP results and the non-GAAP First Call number.

C-COR’s management will discuss C-COR’s financial results on a conference call at 9:45 AM (ET) on Thursday, August 23, 2007. To participate in the August 23rd call, dial 800-926-4402. International callers should use +1 212-231-2900. The live audio of the conference call will also be available via the Internet at C-COR’s web site (www.c-cor.com). For information on how to access the live audio and replay of the conference call, refer to C-COR’s news release dated April 4, 2007 (posted on the C-COR web site), or contact Investor Relations at 814-231-4402 or 814-231-4438.

About C-COR

C-COR technology and know-how are at the heart of today’s personalized, multi-screen communications and entertainment. The largest cable operators and other private and public network operators around the world look to C-COR for broadband access equipment to expand bandwidth, unified video platforms for delivery of on demand content, and integrated back-office OSS for a 360 degree view of the network, subscribers and workforce. C-COR’s common stock is listed on the NASDAQ Global Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index. For additional information regarding C-COR, visit www.c-cor.com.

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of known and unknown uncertainties. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, the Company’s ability to implement its restructuring and cost reduction measures, and the Company’s ability to achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.

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C-COR REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER

AND FISCAL YEAR 2007 - ADD 3

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Thirteen Weeks Ended June 29, 2007	Fourteen Weeks Ended June 30, 2006	Fifty-two Weeks Ended June 29, 2007	Fifty-three Weeks Ended June 30, 2006
Net sales	$74,425	$59,569	$277,329	$213,946
Cost of sales (1)	39,867	32,573	151,958	126,397
Excess and obsolete inventory charge	0	244	0	8,598

Total cost of sales	39,867	32,817	151,958	134,995
Gross margin	34,558	26,752	125,371	78,951
Operating expenses (1)
Selling and administrative	17,555	17,741	62,987	65,398
Research and product development	8,282	8,744	32,512	38,203
Amortization of other intangibles	799	885	3,286	4,591
Impairment charges (recovery)	0	(112)	0	7,010
Loss (gain) on sale of product lines	0	18	245	(1,952)
Restructuring costs	180	1,546	960	6,583

Total operating expenses	26,816	28,822	99,990	119,833
Income (loss) from operations	7,742	(2,070)	25,381	(40,882)
Interest expense	(350)	(360)	(1,434)	(1,350)
Investment income	1,337	920	3,760	2,001
Foreign exchange gain (loss)	(40)	30	(166)	248
Gain on sale of bankruptcy trade claims	0	9,715	0	9,715
Other income, net	40	2,656	429	3,135

Income (loss) before income taxes	8,729	10,891	27,970	(27,133)
Income tax expense	494	1,005	2,791	2,939

Income (loss) from continuing operations	8,235	9,886	25,179	(30,072)
Discontinued operations, net of tax
Income (loss) from discontinued operations	511	1,295	(1,626)	2,766
Gain on sale of discontinued operations	4,810	0	4,810	0

Net income (loss)	$13,556	$11,181	$28,363	$(27,306)

Net income (loss) per share: basic
Continuing operations	$0.16	$0.20	$0.52	$(0.63)
Discontinued operations	0.11	0.03	0.06	0.06

Net income (loss)	$0.27	$0.23	$0.58	$(0.57)

Net income (loss) per share: diluted
Continuing operations	$0.16	$0.20	$0.50	$(0.63)
Discontinued operations	0.10	0.02	0.06	0.06

Net income (loss)	$0.26	$0.22	$0.56	$(0.57)

Weighted average common shares and common share equivalents
Basic	49,670	47,999	48,762	47,891
Diluted	53,670	51,292	52,565	47,891

(1) Stock-based compensation is included as follows:
Cost of sales	$132	$87	$327	$249
Selling and administrative	906	699	2,803	2,800
Research and product development	319	210	658	618

Total stock-based compensation	$1,357	$996	$3,788	$3,667

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C-COR REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER

AND FISCAL YEAR 2007 - ADD 4

C-COR Incorporated

Consolidated Balance Sheets

(in thousands of dollars)

	June 29, 2007	March 30, 2007	June 30, 2006
	(unaudited)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$54,856	$44,447	$44,658
Restricted cash	2,620	3,594	1,409
Marketable securities	53,453	47,108	16,270
Accounts receivable, net	63,375	58,014	49,188
Unbilled receivables	2,268	2,908	3,308
Inventories	28,150	36,009	25,437
Deferred costs	8,476	7,848	4,555
Assets held for sale	0	0	303
Other current assets	4,270	3,185	4,239

Total current assets	217,468	203,113	149,367

Property, plant and equipment, net	19,217	20,359	20,074
Goodwill	129,518	131,034	131,209
Other intangible assets, net	1,849	2,648	5,135
Deferred taxes	222	424	497
Other long-term assets	7,754	5,675	6,847

Total	$376,028	$363,253	$313,129

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$20,698	$27,820	$25,796
Accrued liabilities	31,371	32,490	26,423
Deferred revenue	32,534	29,984	19,674
Deferred taxes	1,317	1,317	374
Liabilities held for sale	0	0	415
Current portion of long-term debt	384	378	299

Total current liabilities	86,304	91,989	72,981
Long-term debt, less current portion	35,968	36,064	35,966
Deferred revenue	3,892	4,472	2,705
Deferred taxes	3,067	3,078	2,986
Other long-term liabilities	5,615	4,861	3,624
Shareholders’ equity	241,182	222,789	194,867

Total	$376,028	$363,253	$313,129

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C-COR REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER

AND FISCAL YEAR 2007 - ADD 5

C-COR Incorporated

Financial Data Table

(Unaudited, in thousands except percentages)

	Business Segment
Business Segment:	Broadband Systems Solutions		Total	Network Services	Consolidated
Product Category:	Access	Solutions		Services
Thirteen Weeks ended June 29, 2007:
Bookings (1)	$52,880	$15,552	$68,432	$190	$68,622
Net sales	57,240	15,905	73,145	1,280	74,425
Gross margin	24,867	9,167	34,034	524	34,558
Gross margin percentage	43.4%	57.6%	46.5%	40.9%	46.4%

Backlog at June 29, 2007 (1):
Less than 12 months	30,188	43,003	73,191	779	73,970
Greater than 12 months	0	18,337	18,337	0	18,337

Total Backlog	30,188	61,340	91,528	779	92,307

Fourteen Weeks ended June 30, 2006:
Bookings (1)	$46,045	$11,326	$57,371	$3,465	$60,836
Net sales	45,039	12,807	57,846	1,723	59,569
Gross margin	19,327	6,620	25,947	805	26,752
Gross margin percentage	42.9%	51.7%	44.9%	46.7%	44.9%

Backlog at June 30, 2006 (1):
Less than 12 months	27,668	36,234	63,902	3,195	67,097
Greater than 12 months	0	10,383	10,383	0	10,383

Total Backlog	27,668	46,617	74,285	3,195	77,480

Fifty-two Weeks ended June 29, 2007:
Bookings (1)	$213,973	$74,779	$288,752	$3,404	$292,156
Net sales	211,453	60,056	271,509	5,820	277,329
Gross margin	87,084	36,228	123,312	2,059	125,371
Gross margin percentage	41.2%	60.3%	45.4%	35.4%	45.2%

Backlog at June 29, 2007 (1)
Less than 12 months	30,188	43,003	73,191	779	73,970
Greater than 12 months	0	18,337	18,337	0	18,337

Total Backlog	30,188	61,340	91,528	779	92,307

Fifty-three weeks ended June 30, 2006:
Bookings (1)	$159,963	$65,455	$225,418	$6,990	$232,408
Net sales	157,991	51,639	209,630	4,316	213,946
Gross margin	51,785	25,418	77,203	1,748	78,951
Gross margin percentage	32.8%	49.2%	36.8%	40.5%	36.9%

Backlog at June 30, 2006 (1)
Less than 12 months	27,668	36,234	63,902	3,195	67,097
Greater than 12 months	0	10,383	10,383	0	10,383

Total Backlog	27,668	46,617	74,285	3,195	77,480

(1)	Amounts derived from our internal operating records.

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